UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2020

KKR & CO. INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34820	26-0426107
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, Suite 4200 New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(212) 750-8300
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock	KKR	New York Stock Exchange
6.75% Series A Preferred Stock	KKR PR A	New York Stock Exchange
6.50% Series B Preferred Stock	KKR PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.02	Results of Operations and Financial Condition.

The information set forth in Item 8.01 of this report is incorporated by reference herein.

Item 8.01	Other Events.

In connection with a potential offering of debt securities, KKR & Co. Inc. (“KKR,” “our,” “us” or “we”) is filing this Current Report on Form 8-K to provide an update to information affecting our business that previously was disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (our “Annual Report”).

While we have not completed preparation of our financial results for the quarter ended March 31, 2020, we had approximately $2.5 billion of cash and short term investments as of March 31, 2020 and $1.0 billion under our corporate revolving credit facility, which was undrawn.  As a result, we believe we have adequate liquidity, consistent with prior levels, and are contemplating opportunistically offering debt securities to use the proceeds to invest in our business.

The rapid, worldwide spread of a novel strain of coronavirus (“COVID-19”) has created global economic disruption and uncertainty. We are monitoring developments relating to the global spread of COVID-19 and continuing to assess the potential for adverse impact on our business, including the investment funds we manage and the portfolio companies owned by us and our funds. In addition, we have implemented various initiatives to reduce the impact of COVID-19, such as employees working remotely from home, while also seeking to maintain business continuity.

The scale and scope of the COVID-19 pandemic may heighten the potential adverse effects on our business, financial performance and operating results for the quarterly periods and full fiscal year of 2020, which may be material and affect us in ways we cannot foresee at this time.  Although it is impossible to predict with certainty the potential full magnitude of the business and economic ramifications, COVID-19 has impacted, and may further impact, our business in various ways, including but not limited to:

•
Difficult market and economic conditions may adversely impact the valuations of our and our funds’ investments, particularly if the value of an investment is determined in whole or in part by reference to public equity markets.  As points of reference, the S&P 500 Index declined 20% and MSCI World, Europe and Asia Pacific indices declined 21%, 24% and 19%, respectively, in the first quarter of 2020. With respect to credit markets, the S&P/LSTA Leveraged Loan Index and BAML US High Yield Index were each down 13% in the first quarter of 2020. Valuations of our and our funds’ investments are generally correlated to the performance of the relevant equity and debt markets.

We have not completed preparation of our financial results for the quarter ended March 31, 2020, but have concluded that many of our investments will be reduced in value from their valuations at December 31, 2019.  These reductions in value are driven primarily by actual and expected revenue declines and decreases in value of our publicly traded portfolio companies and of comparable companies in the case of our privately held portfolio companies, in each case, primarily arising out of the COVID-19 pandemic.  These valuation declines will have an adverse impact on the overall value of our investment portfolio as of March 31, 2020, as well as a corresponding impact on our book value per share, accrued carried interest and assets under management.  Some of the factors that drove these declines, particularly period over period revenue declines, are continuing in the second quarter;

•
Limitation on travel and social distancing requirements implemented in response to COVID-19 may challenge our ability to market new or successor funds as anticipated prior to COVID-19, resulting in less or delayed revenues.  In addition, fund investors may become restricted by their asset allocation policies to invest in new or successor funds that we provide, because these policies often restrict the amount that they are permitted to invest in alternative assets like the strategies of our investment funds in light of the recent decline in public equity markets;

•	While the market dislocation caused by COVID-19 may present attractive investment opportunities, due to increased volatility in the financial markets, we may not be able to complete those investments;

•
If the impact of COVID-19 continues, we and our funds may have more limited opportunities to successfully exit existing investments, due to, among other reasons, lower valuations, decreased revenues and earnings, lack of potential buyers with financial resources to pursue an acquisition, or limited or no ability to conduct initial public offerings in equity capital markets, resulting in a reduced ability to realize value from such investments;

•
Our portfolio companies are facing or may face in the future increased credit and liquidity risk due to volatility in financial markets, reduced revenue streams, and limited or higher cost of access to preferred sources of funding, which may result in potential impairment of our or our funds’ equity investments.  Changes in the debt financing markets are impacting, or, if the volatility in financial market continues, may in the future impact, the ability of our portfolio companies to meet their respective financial obligations.  We and our funds may experience similar difficulties, and certain funds have been subject to margin calls when the value of securities that collateralize their margin loan decreased substantially;

•
Borrowers of loans, notes and other credit instruments in our credit funds’ portfolio may be unable to meet their principal or interest payment obligations or satisfy financial covenants, and tenants leasing real estate properties owned by our funds may not be able to pay rents in a timely manner or at all, resulting in a decrease in value of our funds’ credit and real estate investments and lower than expected return.  In addition, for variable interest instruments, lower reference rates resulting from government stimulus programs in response to COVID-19 could lead to lower interest income for our credit funds;

•
Many of our portfolio companies operate in industries that are materially impacted by COVID-19, including but not limited to healthcare, travel, entertainment, hospitality, senior living and retail industries. Many of these companies are facing operational and financial hardships resulting from the spread of COVID-19 and related governmental measures, such as the closure of stores, restrictions on travel, quarantines or stay-at-home orders.  If the disruptions caused by COVID-19 continue and the restrictions put in place are not lifted, the businesses of these portfolio companies could suffer materially or become insolvent, which would decrease the value of our funds’ investments;

•
An extended period of remote working by our employees could strain our technology resources and introduce operational risks, including heightened cybersecurity risk.  Remote working environments may be less secure and more susceptible to hacking attacks, including phishing and social engineering attempts that seek to exploit the COVID-19 pandemic; and

•
COVID-19 presents a significant threat to our employees’ well-being and morale.  While we have implemented a business continuity plan to protect the health of our employees and have contingency plans in place for key employees or executive officers who may become sick or otherwise unable to perform their duties for an extended period of time, such plans cannot anticipate all scenarios, and we may experience potential loss of productivity or a delay in the roll out of certain strategic plans.

Given the ongoing nature of the outbreak, at this time we cannot reasonably estimate the magnitude of the ultimate impact that COVID-19 will have on our business, financial performance and operating results. We believe COVID-19’s adverse impact on our business, financial performance and operating results will be significantly driven by a number of factors that we are unable to predict or control, including, for example: the severity and duration of the pandemic; the pandemic’s impact on the U.S. and global economies; the timing, scope and effectiveness of additional governmental responses to the pandemic; the timing and speed of economic recovery, including the availability of a treatment or vaccination for COVID-19; and the negative impact on our fund investors, vendors and other business partners that may indirectly adversely affect us.

See “Item 1A. Risk Factors—Risks Related to the Assets We Manage—Our investments are impacted by various economic conditions and events outside of our control that are difficult to quantify or predict, which may have a significant impact on the valuation of our investments and, therefore, on the investment income we realize and our results of operations and financial condition.” in our Annual Report.  The impact of COVID-19 may also exacerbate the other risks discussed in our Annual Report.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, including the projected impact of COVID-19 on KKR’s business, financial performance and operating results. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: the severity and duration of the COVID-19 pandemic; the pandemic’s impact on the U.S. and global economies; and federal, state and local governmental responses to the pandemic; whether KKR realizes all or any of the anticipated benefits from converting to a corporation (the “Conversion”) and the timing of realizing such benefits; whether there are increased or unforeseen costs associated with the Conversion, including any adverse change in tax law; the volatility of the capital markets; failure to realize the benefits of or changes in KKR’s business strategies including the ability to realize the anticipated synergies from acquisitions, strategic partnerships or other transactions; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management industry, interest rates or the general economy; underperformance of KKR’s investments and decreased ability to raise funds; and the degree and nature of KKR’s competition. All forward-looking statements speak only as of the date hereof. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. In addition, KKR’s business strategy is focused on the long term and financial results are subject to significant volatility. Additional information about factors affecting KKR is available in KKR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 18, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR & CO. INC.

Date: April 14, 2020	By:	/s/ Christopher Lee
	Name:	Christopher Lee
	Title:	Assistant Secretary